                                                            Exhibit No. 10(a)(1)

                      FIRST AMENDMENT TO CREDIT AGREEMENT

          This First Amendment to Credit Agreement, dated as of December 17, 1996 (this "Agreement"), is entered into by and among ICF Kaiser International, Inc. ("Borrower"), a Delaware corporation, each of its subsidiaries signatories hereto (each a "Subsidiary Guarantor" and collectively the "Subsidiary Guarantors"), the banking institutions signatories hereto (each, a "Bank" and collectively, the "Banks") and Corestates Bank, N.A., as agent for the Banks under this Agreement (in such capacity, the "Agent").

                                   WITNESSETH

          WHEREAS, Borrower, each Subsidiary Guarantor, the Banks and the Agent are parties to a Credit Agreement, dated as of May 6, 1996, whereby the Banks have agreed to provide a revolving credit facility for loans and for letters of credit;

          WHEREAS, the Borrower and the Subsidiary Guarantors have requested, and the Banks and the Agent have agreed, to amend the Credit Agreement in certain respects, as provided herein.

          NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto agree as follows:

1.        Amendment to Credit Agreement

a. The following definitions are hereby amended in their entirety so that such definitions, as so amended, shall read as follows:

          "Excluded Transaction" shall mean the redemption on or before January 13, 1997 of the Series 2D Senior Preferred Stock of Borrower from the proceeds of any one or more of (i) the sale of some or all of Borrower's investment in the entities owning and operating a pulverized coal injection facility in Gary, Indiana, (ii) the 1996 Senior Notes and (iii) up to $6,500,000 of Loans hereunder.

          "Security Agreement" shall mean the Security Agreement, dated as of May 6, 1996, as amended as of the date hereof.

b.        The following definitions are hereby added to Section 1.1:

          "Amendment Closing Date" shall mean December 17, 1996.

          "1996 Senior Notes" shall mean the Borrower's 12% Senior Notes due 2003, Series A, to be issued December 23, 1996, and all 12% Senior Notes due 2003, Series B, issued in exchange therefor.

          "Overadvance Availability" shall mean, prior to and on March 31, 1997, $5,000,000, and after March 31, 1997, $0, subject to reductions provided in
Section 2.7 (c).

          "Overadvance Amount" shall mean, at any time, the amount by which the unpaid principal amount of all Revolving Credit Loans then outstanding plus the Letter of Credit Outstandings at such time exceeds the then current Borrowing Base.

c. Clauses (3), (4) and (5) of Section 2.1 (a) are hereby amended in their entirety so that such clauses, as so amended, shall read as follows:

          (3) Notwithstanding the foregoing, Borrower shall not be entitled to a Revolving Credit Loan if, after giving effect to such Revolving Credit Loans to Borrower then outstanding plus the Letter of Credit Outstandings at such time would exceed the lesser of (i) the Aggregate Revolving Loan Commitment or (ii) the then current Borrowing Base plus the Overadvance Availability or (B) the unpaid principal amount of the Revolving Credit Loans to Borrower then outstanding would exceed $25,000,000.

          (4) Except for Revolving Credit Loans which exhaust the full remaining amount permitted by clause (3) above, and conversions which result in the conversion of all Revolving Credit Loans subject to a particular interest rate option, each of which hereof may be in lesser amounts, each Loan when made and each conversion of Loans of one type into Loans of another type hereunder shall be in an amount at least equal to $1,000,000, or if greater, then in such minimum amount plus $1,000,000 multiples.

          (5) Within the limits of clause (3) above, the Aggregate Revolving Loan Commitment and the Borrowing Base, Borrower may borrow, prepay (in accordance with Section 2.8) and reborrow Revolving Credit Loans. All Revolving Credit Loans shall, in any event, be repaid by Borrower on the Revolving Termination Date.

d. Section 2.4(e) is hereby amended in its entirety so that such Section, as so amended, shall read as follows:

          (e) Applicable Margins. The margin applicable to Base Rate Loans and the Loans (in each such case, the "Applicable Margin"), other than the Overadvance Amount, will be determined from time to time based on the ratio of EBIT to Consolidated Interest Expense. Upon receipt by the Agent of the quarterly financial statements required to be delivered pursuant to Section 6.1
(b), the Agent shall determine the ratio of EBIT to Consolidated Interest Expense for the quarterly period covered by such statements. The Agent shall thereupon determine the Applicable Margin corresponding to such ratio, in each case pursuant to the schedule attached as Schedule 2.4(e) hereto. Any adjustment to the Applicable Margins shall become effective five Business Days following receipt by the Agent of the financial statements required pursuant to Section 6.1(b) hereof or, if Borrower fails to provide financial statements within the time period required by Section 6.1 (b) hereof, and such financial statements cause the Applicable Margins to increase, such adjustment of the Applicable Margins shall become effective retroactive to the date five Business Days following the date the financial statements were required under Section 6.1(b) to be furnished. Any adjustment in such Applicable Margins shall affect the Applicable Margin of Base Rate Loans then in effect or thereafter made, and shall apply to the Applicable Margin of LIBO Rate Loans thereafter made. Overadvance Amounts shall be subject to a Base Rate Margin of 1% and a LIBO Rate Margin of 2 1/2 %. For purposes of determining the interest rate applicable to outstanding Loans, the Overadvance Amount shall be included in Base Rate Loans then outstanding and, to the extent the Overadvance Amount exceeds the Base Rate Loans then outstanding, LIBO Rate Loans then outstanding.

e. Section 2.7(c) is hereby amended by inserting, at the end of such Section, the following sentences:

In addition, the Aggregate Revolving Loan Commitment shall be reduced by $5,000,000 on March 31, 1997. Any reduction in the Aggregate Revolving Loan Commitment pursuant to this Section 2.7(c) shall also result in a corresponding reduction in the Overadvance Availability.

f. Section 2.8(a) is hereby amended in its entirety, so for such Section, as amended, shall read as follows:

          (a) Mandatory Prepayments. If at any time the aggregate outstanding Revolving Credit Loans plus Letter of Credit Outstandings exceed the lesser of
(y)) the then Aggregate Revolving Loan Commitment or (z) the then current Borrowing Base plus the Overadvance Availability, Borrower shall make a prepayment of principal in respect of the Base Rate Loans in such amount as is necessary to assure that the aggregate principal amount of Loans outstanding immediately after such reduction plus Letter of Credit Outstandings will not exceed the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base plus the Overadvance Availability. If prepayment in full as of the Base Rate Loans does not reduce the amount of all Loans outstanding plus Letter of Credit Outstandings to an amount that will not exceed the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base plus the Overadvance Availability, Borrower shall deposit with the Agent cash and Discounted Treasuries in an amount sufficient to repay that portion of the principal amount of LIBO Rate Loans outstanding, with interest thereon through the end of each applicable Interest Period, as is necessary to assure that the aggregate principal amount of Loans outstanding immediately after such reduction of

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

the Base Rate Loans less the principal amount of LIBO Loans repaid by such collateral plus Letter of Credit Outstandings will not exceed the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base plus the Overadvance Availability, such collateral to be held by the Agent on behalf of the Banks until each such maturity date and then applied to the repayment of such Loans. If, upon prepayment in full of the Base Rate Loans and deposit of cash and Discounted Treasuries in an amount sufficient to repay the principal amount of the LIBO Rate Loans, the Letter of Credit Outstandings exceed the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base plus the Overadvance Availability, Borrower shall deposit with the Agent cash and Discounted Treasuries in an amount equal to one hundred five percent (105%) of the amount by which Letters of Credit Outstandings exceed the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base plus the Overadvance Availability, such collateral to be held by the Agent on Behalf of the Banks to reimburse the Issuing Bank for the amount of any Unpaid Drawings. Upon reduction of Letter of Credit Outstandings to an amount equal to the lesser of the then Aggregate Revolving Loan Commitment and the then current Borrowing Base plus the Overadvance Availability and if no Event of Default or Potential Default then exists, any such collateral held for reimbursement of Unpaid Drawings of Letters of Credit shall be released to Borrower. If Borrower sells or otherwise disposes of assets requiring a reduction in the Aggregate Revolving Loan Commitment pursuant to Section 2.7(c) hereof, Borrower shall use the proceeds of each such sale or disposition to prepay the Revolving Credit Loans, unless the Required Banks consent in writing to the waiver of this provision, such waiver being required for each sale or disposition.

g. The first sentence of Section 3.5 is hereby amended to read as follows:

The consolidated financial statements of Borrower and its Subsidiaries as of and for the nine (9) months ended September 30, 1996, consisting in each case of a balance sheet, a statement of operations, a statement of shareholders' equity, a statement of cash flows and accompanying footnotes, present fairly, in all material respects, the financial position, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods referred to, in conformity with Generally Accepted Accounting Principles.

h. Section 6.1 is hereby amended by the addition of the following subsection (k) at the end of such Section.

          (k) Additional Information during Overadvance Availability. Until the later of reduction of the Overadvance Availability to $0 and repayment of the Overadvance Amount (i) as soon as available but no later than twenty-five
(25) Business Days after the end of each month, a consolidated balance sheet of Borrower and its Subsidiaries and related consolidated statements of operations, retained earnings and cash flows for such month and for the period from the beginning of such fiscal year to the end of such month, together with consolidating information, and a corresponding financial statement for the same periods in the preceding year certified by the Executive Vice President and Chief Financial Officer or the Vice President and Treasurer of Borrower as having been financial statements and weekly statement of cash flow will be in a form reasonably acceptable to the Agent.

i. Section 6.11 is hereby amended by the addition, at the end of such Section of the following phrase:

"and for the redemption of the Series 2D Senior Preferred Stock as and to the extent provided in the definition of "Excluded Transaction".

j. Section 7.2 is hereby amended by deleting subsection (e) and replacing it with new (e) as follows:

          (e)   the 1996 Senior Notes.

k. Section 7.6 is hereby amended by the addition, at the end of such Section, of the following:

; provided, however, that no Investment otherwise permitted under any of the clauses (d), (e) or (f) above (other than an Investment not in excess of $300,000 in connection with a New York light rail transit proposal) shall be made after the Amendment Closing Date until the later of reduction of the Overadvance Availability to $0 and repayment of the Overadvance Amount.

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

l. Section 7.10 is hereby amended in its entirety so that such Section, as so amended, shall read as follows:

          7.10 Modification of Indenture. Consent to or permit any amendment, modification or waiver of any material provision or term contained in (a) the Indenture dated as of January 11, 1994, as supplemented between Borrower and The Bank of New York, as Trustee, relating to the 12% Senior Subordinated Notes due 2003 issued by Borrower or (b) the Indenture dated as of December 20, 1996 between the Borrower, the guarantors named therein and The Bank of New York, as Trustee, relating to the 1996 Senior Notes unless, fifteen (15) days before consenting to or permitting such amendment, modification or waiver, Borrower shall furnish to the Agent and each of the Banks a certificate signed by the Executive Vice President and Chief Financial Officer or Vice President and Treasurer of Borrower certifying that, to the best of such officer's knowledge, after due inquiry, immediately after such amendment, modification or waiver, (i) Borrower has complied with all covenants, agreements and conditions in each Loan Document and each representation and warranty contained in each Loan Document is true and correct with the same effect as though each such representation and warranty had been made on the date of such certificate (except to the extent such representation or warranty related to a specific prior date), and (ii) no event has occurred and is continuing that constitutes an Event of Default or Potential Default.

m. Article VIII is hereby amended in its entirety so that such Article, as so amended, shall read as follows:

VIII.     FINANCIAL COVENANTS

          Borrower covenants and agrees that, without the prior written consent of the Required Banks, from and after the date hereof and so long as the Revolving Loan Commitments are in effect or any Obligations remain unpaid or outstanding, Borrower will not:

          8.1 Fixed Charge Coverage. Permit, as of the end of any fiscal quarter ending in the periods set forth below for the immediately preceding four fiscal quarters, the ratio of (i) EBITDA less Capital Expenditures plus Consolidated Lease Expenses of Borrower and its Subsidiaries, to (ii) Consolidated Fixed Charges for such period to be less than the ratio set forth opposite such period below:

          Fiscal Quarters Ending

          Amendment Closing Date through September 30, 1997    1.05:1.0
          October 1, 1997 through June 30, 1998                1.20:1.0

          8.2 Interest Coverage. Permit, as of the end of any fiscal quarter ending in the periods set forth below for the immediately preceding four fiscal quarters, the ratio of (i) EBITDA for such period to (ii) Consolidated Interest Expense for such period to be less than the ratio set forth opposite such period below:

          Test Period

          Amendment Closing Date through September 30, 1997    1.5:1.0
          October 1, 1997 through June 30, 1998                1.75:1.0

          8.3 Senior Funded Indebtedness to EBITDA. Permit the ratio of Senior Funded Indebtedness on the last day of any fiscal quarter to EBITDA as of such day for the immediately preceding four fiscal quarters to be greater than 2.5:1.0.

          8.4 Indebtedness for Borrowed Money to Total Capitalization. Permit the ratio of Indebtedness for Borrowed Money to Total Capitalization on the last day of any fiscal quarter to be greater than .86:1.0:

          8.5 Indebtedness for Borrowed Money to EBITDA. Permit the ratio of Indebtedness for Borrowed Money on the last day of any fiscal quarter ending in the periods set forth below to EBITDA as of such day for the immediately preceding four (4) fiscal quarters to be greater than the ratio set forth opposite such period below:

          Test Period

          Amendment Closing Date through March 30, 1997       6.25:1.0
          March 31, 1997 through June 30, 1997                6.00:1.0
          July 1, 1997 through September 30, 1997             5.50:1.0
          October 1, 1997 through December 31, 1997           5.00:1.0
          January 1, 1998 through June 30, 1998               4.75:1.0

n. Exhibit A is hereby amended to read in the form attached hereto as Exhibit A.

2. Conditions Precedent. The Amendment to the Credit Agreement contained in Section 1 hereof shall be effective upon satisfaction of the following conditions precedent.

          (a) Evidence of Authorization. The Banks shall have received copies certified by the Secretary or Assistant Secretary of Borrower and each Subsidiary Guarantor of all corporate or other action taken by such party to authorize its execution and delivery and performance of this Amendment, the Security Agreement and the Loan Documents as amended hereby together with such other related papers as the Banks shall reasonably require;

          (b) Legal Opinions. The Banks shall have received a favorable written opinion of Crowell & Moring, Counsel for Borrower and the Subsidiary Guarantors, which shall be addressed to the Banks and be dated the date of the first Loan, in substantially the form attached as Exhibit E, and such other legal opinion or opinions as the Banks may reasonably request;

          (c) Notes. Each Bank shall have received an executed Note payable to the order of such Bank and otherwise in the form of Exhibit C hereto, in substitution for the Notes previously issued;

          (d) Documents. The Agent shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to the Agent and the Banks;

          (e) Other Agreements. Borrower and each Subsidiary Guarantor shall have executed and delivered each other Loan Document required hereunder;

3. Additional Conditions Precedent. Notwithstanding the satisfaction of the conditions set forth in Section 2 above, the amendment to the Credit Agreement contained in Subsections 1(c), (d), (e), (f) and (o) hereof shall not be effective until satisfaction of the following additional conditions precedent:

          (a) Issuance of 1996 Senior Notes. The Agent shall have received evidence in form and substance satisfactory to it that not less than $15,000,000 of the 1996 Senior Notes shall have been issued by the Company, which 1996 Senior Notes shall have terms satisfactory to each of the Banks in its sole discretion.

4.        Representations and Warranties.

          The Borrower confirms the accuracy of the representations and warranties made in Article 3 of the Credit Agreement as of the date originally given and restates to the Banks such representations and warranties, as previously amended, on and as of the date hereof as if originally given on such date.

5.        Covenants.

          (a) The Borrower warrants to the Banks that the Borrower is in compliance and have complied with all covenants, agreements and conditions in each Loan Document on and as of the date hereof, that no Potential Default or Event of Default has occurred and is continuing on the date hereof and that, upon the consummation of the transactions contemplated hereby, no Potential Default or Event of Default shall have occurred and be continuing.

          (b) The Borrowers shall provide to the Agent and its representatives all requested access and assistance as shall be reasonably necessary for such due diligence review as the Agent shall determine is necessary or advisable, including without limitation a collateral audit.

6.        Effect of Agreement.

          This Agreement amends the Loan Documents only to the extent and in the manner herein set forth, and in all other respects the Loan Documents are ratified and confirmed.

7.        Counterparts.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

8.        Governing Law.

          This Agreement and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of Pennsylvania without regard to principles of conflict of law.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

8.        Governing Law.

          This Agreement and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of Pennsylvania without regard to principles of conflict of law.

          IN WITNESS WHEREOF, Borrower and the Banks have caused this Agreement to be executed by their proper corporate officers thereunto duly authorized as of the day and year first above written.

                                                                       ICF KAISER INTERNATIONAL, INC.
                                                                       By: /s/ Richard K. Nason
                                                                       Title:  Executive Vice President and
                                                                       Chief Financial Officer
CLEMENT INTERNATIONAL               CYGNA GROUP, INC.                  HENRY J. KAISER COMPANY
CORPORATION                         By:  /s/ Richard K. Nason          By:  /s/ Richard K. Nason
By:  /s/ Richard K. Nason           Title: Treasurer                   Title: Treasurer
Title:  Assistant Treasurer

EXCELL DEVELOPMENT                  ICF INFORMATION                    ICF INCORPORATED
CONSTRUCTION,  INC.                 TECHNOLOGY, INC.                   By:  /s/ Richard K. Nason
By:  /s/ Richard K. Nason           By:  /s/ Richard K. Nason          Title:  Assistant Treasurer
Title:  Assistant Treasurer         Title:  Assistant Treasurer



ICF KAISER ENGINEERS                ICF KAISER ENGINEERS               ICF KAISER ENGINEERS
CORPORATION                         (CALIFORNIA) CORPORATION           MASSACHUSETTS, INC.
By:  /s/ Richard K. Nason           By:  /s/ Richard K. Nason          By:  /s/ Richard K. Nason
Title: Treasurer                    Title:  Assistant Treasurer        Title: Treasurer

ICF KAISER ENGINEERS                ICF KAISER GOVERNMENT              ICF KAISER ENGINEERS, INC.
GROUP, INC.                         PROGRAMS, INC.                     By:  /s/ Richard K. Nason
By:  /s/ Richard K. Nason           By:  /s/ Richard K. Nason          Title: Treasurer
Title: Treasurer                    Title: Treasurer

ICF KAISER HOLDINGS                 ICF KAISER HANFORD COMPANY         ICF RESOURCES
UNLIMITED, INC.                     By:  /s/ Paul Weeks, II            INCORPORATED
By:  /s/ Richard K. Nason           Title:  Assistant Secretary        By:  /s/ Richard K. Nason
Title:  Assistant Treasurer                                            Title:  Assistant Treasurer

ICF LEASING CORPORATION,            KE SERVICES CORPORATION            KE LIVERMORE, INC.
INC.                                By:  /s/ Richard K. Nason          By:  /s/ Richard K. Nason
By:  /s/ Richard K. Nason           Title: Treasurer                   Title: Treasurer
Title:  Assistant Treasurer

KAISER ENGINEERS AND                KAISER ENGINEERS                   CYGNA CONSULTING
CONSTRUCTORS, INC.                  INTERNATIONAL, INC.                ENGINEERS & PROJECT
By:  /s/ Richard K. Nason           By:  /s/ Richard K. Nason          MANAGEMENT, INC.
Title: Treasurer                    Title: Treasurer                   By:  /s/ Richard K. Nason
                                                                       Title: Treasurer

TUDOR ENGINEERING COMPANY           PCI OPERATING COMPANY, INC.        SYSTEMS APPLICATIONS
By:  /s/ Richard K. Nason           By:  /s/ Richard K. Nason          INTERNATIONAL, INC.
Title: Treasurer                    Title: Treasurer                   By:  /s/ Richard K. Nason
                                                                       Title: Treasurer

CORESTATES BANK, N.A.               BHF-BANK AKTIENGESELLSCHAFT        SIGNET BANK
By:  /s/ John D. Brady              By:  Linda Pace                    By:  Brian Haggerty
Title:  Assistant Vice President    Title:  Assistant Vice President   Title:  Vice President
                                    By:  Elmer Cantos
                                    Title:  Vice President


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